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Exhibit 10.47

Free Translation

Journal No. 16.100-2010

COMMERCIAL PLEDGE ON EQUITY INTERESTS IN

ROYAL GOLD CHILE LIMITADA

BY

ROYAL GOLD, INC. ET AL.

TO

HSBC BANK USA, NATIONAL ASSOCIATION

        In Santiago, Republic of Chile, on 7 May, 2010, before me, RENÉ BENAVENTE CASH, attorney, Notary Public, Regular Notary of the Forty-Fifth Notary Office of Santiago, domiciled in this city at Huérfanos 979, 7th floor, there appear: Mr. ANTONIO JOSÉ CUSSEN MACKENNA, Chilean, married, commercial engineer, Chilean national tax identity number 5,071,481-0, on behalf of, as shall be evidenced, ROYAL GOLD, INC., a company incorporated and existing under the laws of the State of Delaware, United States of America, taxpayer identification number 59,127,280-2, and HIGH DESERT MINERAL RESOURCES, INC., a company incorporated and existing under the laws of the State of Delaware, United States of America, taxpayer identification number 59,127,290-K, for these purposes all of them domiciled in this city at Avenida Andrés Bello 2711, 16th floor, borough of Las Condes, Santiago, on the one hand, and on the other, JOSÉ FRANCISCO SANCHEZ DROUILLY, Chilean, married, attorney, national identity card number 6,866,519-1, and HUGO SEBASTIÁN PRIETO ROJAS, Chilean, single, attorney, national identity card number 11,947,423-K, both on behalf of, as shall be evidenced, HSBC BANK USA, NATIONAL ASSOCIATION, a bank incorporated and existing according to the laws of the United States of America, hereinafter indistinctly also called the "Agent", acting pro se and on behalf of the "Lenders" defined in Section One below, all domiciled for these purposes at Magdalena 140, 20th floor, borough of Las Condes, Santiago; the parties of legal age, whom I know because they have evidenced their identities to me by the aforesaid identity cards, and who state:

FIRST:    BACKGROUND INFORMATION AND SECURED OBLIGATIONS

1.1
On January 20, 2010, a Term Loan Facility Agreement, hereinafter the "Loan Agreement", was signed in the English language among ROYAL GOLD, INC., a United States of America company, as borrower, hereinafter the "Main Borrower", ROYAL GOLD CHILE LIMITADA, a Chilean company, and RGLD GOLD CANADA, INC, and HIGH DESERT MINERAL RESOURCES, INC., foreign companies, as guarantors, hereinafter indistinctly the "Guarantors" or, together with the Main Borrower, the "Credit Parties"; HSBC BANK USA, NATIONAL ASSOCIATION and THE BANK OF NOVA SCOTIA, as lenders and together with the other lenders that eventually acquire that status under the Loan Agreement, together referred to as the "Lenders", and also as administrative agent on behalf of all Lenders, and HSBC SECURITIES (USA) INC., as sole lead arranger (Sole Lead Arranger), hereinafter referred to as the "Sole Lead Arranger". Pursuant to the Loan Agreement, both this instrument as well as the notes and several other instruments relating to the Loan Agreement are included in the definition of Credit Documents, hereinafter the "Credit Documents". The Loan Agreement was subsequently amended on March 26th 2010, by way of an instrument granted in English language named "Amended and Restated Term Loan Facility Agreement". Hereinafter and for all purposes of this instrument the term "Loan Agreement" shall refer to the "Amended and Restated Term Loan Facility Agreement" and shall also include all the amendments, additions and/or restated texts that have been granted in the past or that in the future may be executed with respect to such instrument.

1.2
Under the Loan Agreement, the Lenders, granted a loan to the Main Borrower for one hundred thirty million United States dollars, hereinafter the "Loan", which shall be used by the Main Borrower and RG Exchangeco, Inc., its subsidiary, to acquire all shares in INTERNATIONAL ROYALTY CORPORATION, a Canadian company. The funds from the Loan must be made available to the Main Borrower after all conditions established in Article V of the Loan Agreement have been met.

1.3
The Credit Documents contain several obligations owed to each of the Lenders and the Agent, all included in the definition of Obligations as defined in the Loan Agreement, enforceable against the Main Borrower and the other Credit Parties. Such obligations will be called the "Obligations" hereinafter and they include, for example, the payment of principal, interest, expenses, expenditures, reimbursements and indemnity obligations as well as all other amounts and fulfillment of all other obligations assumed, such as, merely by way of example and not limitation: (i) The "Affirmative Covenants" set down in Article VI of the Loan Agreement whereby the Credit Parties promised to complete several actions during the term of the Obligations, including those indicated in Section 6.16 of the same Article VI, consisting of executing several collateral agreements defined in the Loan Agreement as the Chilean Security Documents, hereinafter the "Chilean Security", which include: (a) this pledge on equity interest in ROYAL GOLD CHILE LIMITADA by the partners therein; (b) the pledge on royalty rights or royalties held by ROYAL GOLD CHILE LIMITADA regarding the mining projects known as Pascua-Lama, El Toqui and Andacollo, all included in the concept of "Material Royalties" as defined in the Loan Agreement; (c) a public deed of surety and joint and several co-debt to be granted, regarding all Obligations arising from the "Credit Documents" for ROYAL GOLD, INC., RGLD GOLD CANADA, INC. and HIGH DESERT MINERAL RESOURCES, INC.; and (d) any other security associated or related to the foregoing. The Chilean Security must be executed in terms formally and substantively acceptable to the Agent no later than May 28, 2010, and any notice in regard thereto must also be delivered no later than June 28, 2010. A legal opinion of the counsel to ROYAL GOLD CHILE LIMITADA must also be delivered in this latter period of time on the signature and perfecting of the aforesaid "Material Royalties" pledges; (ii) The "Negative Covenants" assumed by the Credit Parties in Article VII of the Loan Agreement; (iii) The Guaranty granted according to Article XI of the Loan Agreement by which each Guarantor undertook unconditionally and irrevocably to be the surety and joint and several co-debtor of full and timely payment of any and all of the Obligations, either at original maturity or upon acceleration.

1.4
The Loan Agreement is subject to the laws of the State of New York, United States of America, and the parties thereto have submitted the resolution of any dispute, claim, action or procedure that may arise in relation to the Loan Agreement to the jurisdiction of the State or Federal Courts sitting in New York City, State of New York, United States of America.

SECOND:    EQUITY INTERESTS IN ROYAL GOLD CHILE LIMITADA

2.1
ROYAL GOLD, INC. and HIGH DESERT MINERAL RESOURCES, INC., hereinafter jointly and indistinctly referred to as the "Grantors", hereby declare that on this date they are the only partners in ROYAL GOLD CHILE LIMITADA, a limited liability company duly incorporated and in good standing according to the laws of the Republic of Chile, taxpayer identification number 76,763,240-1, hereinafter indistinctly referred to as the Company. ROYAL GOLD, INC. holds 99% of the capital in the Company and HIGH DESERT MINERAL RESOURCES, INC. the remaining 1%, hereinafter together the Equity Interests.

2.2
ROYAL GOLD CHILE LIMITADA was incorporated by public deed executed on January 11, 2007, in the Santiago Notary Office of Mr. Raúl Undurraga Laso. An abstract of such deed was published in the Official Gazette on February 9, 2007 and was registered on page 5752, number 4347, of the 2007 Commercial Registry of Santiago. Thus far the by-laws of ROYAL GOLD CHILE LIMITADA have not been amended, notwithstanding the amendment that the partners will execute subsequent to this deed.

THIRD:    COMMERCIAL PLEDGE

3.1
In order to guarantee the full, effective and timely payment of any and all of the Obligations assumed now or in the future by ROYAL GOLD, INC., RGLD GOLD CANADA, INC. and HIGH DESERT MINERAL RESOURCES, INC. under the Loan Agreement and/or any other Credit Document, as well as any other obligation of the Credit Parties, including the Main Borrower and the Guarantors (hereinafter all collectively and indistinctly called the "Borrowers") owed to the Lenders under the Loan Agreement, any other Credit Document and/or all such contracts and instruments that are signed and delivered to the Lenders under the Loan Agreement and/or any other Credit Document, the Grantors hereby grants a commercial pledge in favor of the Lenders, represented by the Agent, on their respective Equity Interests in ROYAL GOLD CHILE LIMITADA identified in Section 2.1 above according to Articles 813 et seq. of the Commercial Code and the terms and conditions set out below (the Pledge). The Agent shall enjoy the privileges and preferences recognized by law regarding this type of security in relation to the Company and any third party. Notwithstanding the other rights that correspond to the Lenders pursuant to the law in regard to the content and scope of this Pledge, it is agreed: (i) that this Pledge shall be governed by the stipulations agreed below and otherwise by the provisions on pledge and common law contained in the Commercial Code of Chile; (ii) by this Pledge, the Grantors secure payment to the Lenders of all Obligations referred to in the First Clause, whether performance can be required on the agreed dates or earlier; (iii) the Grantors also secure performance of obligations by set-off, i.e. the corresponding damage indemnity decreed by any court in the country and/or abroad, as the case may be; and payment of all accessories to the Obligations, such as interest, commissions, taxes, remunerations, charges, costs, judicial or extrajudicial collection expenses, including attorneys' fees, insurance premiums, any other disbursements that the Lenders have made that originate in the Loan Agreement, any other Credit Document and/or all such contracts and instruments that are signed and delivered to the Lenders under the Loan Agreement or this Pledge; (iv) the Grantors also secure fulfillment of conditional, term and future obligations originating in the Loan Agreement, any other Credit Documents and/or all such contracts and instruments that are signed and delivered to the Lenders under the Loan Agreement; (v) the Grantors also secure fulfillment of all obligations owed by the Borrowers to the Lenders because of extensions, renewals, amplifications or other amendments made to the Loan Agreement and/or any other Credit Document. For these purposes, the Grantors irrevocably and unconditionally accept any amplification, extension, renewal, acceleration or amendment to the Loan Agreement, any other Credit Document and/or any of the obligations arising therefrom such as, for example, in relation to amount, place of payment, conditions assessable thereon, modes determining them, amplification or renewal of periods and establishment of new periods agreed upon by the Borrowers; and a waiver in favor of the Lenders of any right, motion, allegation or defense relating to this matter; and (vi) the Grantors further secure payment of any marketable securities documented now or in the future, in Chile or abroad, the Obligations originating in the Loan Agreement, any other Credit Document and/or all such contracts and instruments that are signed and delivered to the Lenders under the Loan Agreement; and the payment of marketable securities that might be signed, accepted or endorsed in renewal, replacement or addition to other previous ones because of the amplifications, extensions, renewals or amendments mentioned in clause (v) above. Furthermore, to the extent not contrary to the laws of the Republic of Chile and notwithstanding the foregoing, the Grantors further undertake to indemnify the Lenders, the Agent and/or the Structurer for any cost, loss or damage suffered by any thereof should any of the obligations be declared illegal, void or otherwise ineffective, unenforceable or non-binding now or in the future. Such indemnity must redress the equivalent to what the indemnitee could have obtained by fulfillment of the secured obligation.

3.2
The Lenders are empowered, without any need to notify or obtain the acceptance of the Grantors nor affecting the validity or enforceability of this Pledge nor establishing any extinguishment, limitation, impairment or release of the obligations of the Grantors: (i) to agree at any time with the Borrowers to renewals, extensions or other amendments of the Obligations, whether they have been stipulated originally in the Loan Agreement or introduced thereafter, such as, for example, the place of payment, conditions, terms, modes or other conditions that may be assessed thereon, acceleration or other circumstances of payment; (ii) to settle, submit to arbitration, waive or pardon the Obligations, accept or reject any offer of fulfillment thereof, agree to novations or substitutions of the Obligations or subordinate the payment thereof to any other obligation; (iii) to agree to other sureties or other collateral or security in guarantee of the Obligations; (iv) to waive, exchange, submit to arbitration, subordinate or modify, with or without reason, any collateral or security of the Borrowers or third parties securing fulfillment of the Obligations arising from the Loan Agreement and all such contracts and instruments that are signed and delivered to the Lenders under the Loan Agreement; (v) to determine, at their discretion, the order in which they will enforce the collateral or security securing performance of the Obligations arising from the Loan Agreement, the other Credit Documents and all such contracts and instruments that are signed and delivered to the Lenders under the Loan Agreement and the exercise of the rights available thereto as a result; and (vi) to allocate, at their discretion, the proceeds of the liquidation of any collateral or security, including of third parties, to payment of any of the Obligations due now or in the future under the Loan Agreement and all such contracts and instruments that are signed and delivered to Lenders under the Loan Agreement.

3.3
The Grantors, duly represented as indicated in the preamble, hereby accept and agree to the benefit of the Lenders that the occurrence of any Event of Default, as defined in Article VIII of the Loan Agreement and hereinafter called an Event of Default, may cause the immediate, irrevocable acceleration of the Obligations or of the instruments that might document such Obligations and, therefore, of the Pledge, as if due, as well as of any interest and expenses arising therefrom. Each and every one of the collection and/or other actions resulting from the Loan Agreement and all such contracts and instruments that are signed and delivered to the Lenders under the Loan Agreement might be pursued according to the general rules of law.

3.4
For purposes of that established in number 2 of Article 815 of the Commercial Code, the parties expressly stipulate that the principal under the Loan that is part of the secured Obligations totals one hundred thirty million United States dollars of the United States of America.

3.5
The Pledge and prohibitions set down in Section 5 below will include and extend to (i) all increases in value that the Equity Interests experiment, (ii) any equity interests, shares or other equity interests that the Grantors have in the Company by way of any title or that substitute or replace the Equity Interests, either because of merger, division, transformation, any other form of restructuring or winding up of the Company or otherwise, except regarding payments of distributions allowed under the Loan Agreement.

FOURTH:    DELIVERY

        For purposes of article 2389 of the Civil Code, the parties represent that the Grantors hereby deliver the title to the Equity Interests to the Agent, consisting of a counterpart of the public deed containing the By-Laws of the Company. This delivery perfects the Pledge among the parties and is the way in which the real right of pledge is transferred to the Lenders. The Agent declares receipt thereof to its full satisfaction.

FIFTH:    PROHIBITIONS

5.1
The Grantors further undertake not to encumber, convey, dispose of or enter into any act or contract in regard to the Equity Interests as long as the Pledge set out herein is in effect, unless they have prior written authorization of the Agent. The Parties declare that encumber shall mean any collateral or any lien, prohibition, third-party right, attachment, impediment or restriction that may affect or hinder the free use, enjoyment or disposal of the Equity Interests.

5.2
The Grantors also further undertake to observe and fully comply with all and each one of the positive and negative covenants established in Articles VI and VII of the Loan Agreement. The foregoing is notwithstanding the amendment to the bylaws that shall be executed on even date herewith in order to facilitate the execution of this Pledge.

SIXTH:    ACCEPTANCE

        The Agent hereby accepts the commercial pledge on Equity Interests and prohibition to encumber and convey set down in this deed and acquires the real right of pledge for the Lenders.

SEVENTH:    REPRESENTATIONS

7.1
Each of the Grantors, represented as indicated in the preamble, hereby represents and warrants to the Agent that it is the sole and exclusive owner of the Equity Interests that are pledged herein, that such Interests are free of any other liens, litigation, prohibition to encumber and convey and any other restriction, attachment, precautionary measure, resolutory actions or third-party priority rights; and they are not assessed by options, sale promises, conditional or term sales nor any other act or contract that seeks or is intended to transfer ownership of the Equity Interests or give them in guarantee of other obligations; and there is no impediment that might affect the free disposal, or the constitution or the enforcement of the Pledge and prohibitions to encumber and convey set down herein.

7.2
Royal Gold Chile Limitada has been duly incorporated and its capital has been fully paid and there is no pending balance of payment. The equity interests in said company are not subject to any charges, taxes or additional liabilities.

7.3
There are no restrictions to the transfer of the Equity Interests that impede the constitution of the Pledge and prohibition that is evidenced in this act and this does not imply violation of any restrictions that may currently exist.

7.4
Each Grantor has full power and lawful authority to enter into this Pledge Agreement and to pledge the Equity Interests in favor of the Agent and to grant to the Agent a first ranking pledge as herein provided, all which has been duly authorized by the relevant corporate organs of each Grantor.

7.5
The execution and delivery and the performance hereof are not in contravention of any charter, articles of incorporation or bylaw provision, or of any instrument or undertaking to which any Grantor is a party or by which any Grantor or its property is bound.

7.6
This agreement constitutes the valid and legally binding obligation of each Grantor enforceable in accordance with its terms.

7.7
Each Grantor will defend the Equity Interests against all claims and demands of all persons that at any time seek to claim any right over such Equity Interests. Any officer or representative acting for or on behalf of any Grantor in connection with this Agreement or any aspect hereof, or that enters into this Agreement on behalf of any Grantor, has been duly authorized to do so, and is fully empowered to act for and represent such Grantor in connection with this Agreement and all matters related thereto or in connection therewith.

7.8
The Grantors represent and warrant to the Agent that a true, notarized copy of this deed is sufficient, valid title to file and pursue all actions available by law in relation to the Obligations secured by the collateral established herein.

EIGHTH:    RULES ON DISTRIBUTIONS

8.1
The Parties agree that the Lenders or the Agent, on behalf thereof, shall exercise the rights available thereto in respect of the Equity Interests only if an Event of Default occurs that has not been waived or otherwise remedied in the period established in the Loan Agreement, as determined by the Lenders and/or the Agent at their exclusive discretion. Therefore, the Grantors are hereby expressly empowered to collect and receive any profit distribution made by the Company as long as no Event of Default has occurred. The funds thus received and allocated shall be released from the Pledge established herein.

8.2
Should an Event of Default occur that has not been waived or otherwise remedied in the period established in the Loan Agreement, at the exclusive discretion of the Lenders and/or the Agent, the Agent, on behalf of the Lenders, shall send a notice to the Grantors through a Notary Public and as of the date of delivery thereof, the Agent shall be expressly and exclusively empowered to collect and receive any distribution or payment in relation to the Equity Interests pledged hereunder, including any dividends, cash, securities, instruments, options or other rights, profits and distributions received at any time, paid or otherwise distributed with respect to the Equity Interests. The foregoing is understood to be notwithstanding other consequences foreseen in the Loan Agreement should any Event of Default occur. Present in this act, Mr. ANTONIO JOSÉ CUSSEN MACKENNA, already individualized, acting on behalf of, as shall be evidenced, ROYAL GOLD CHILE LIMITADA, Chilean tax identification number 76.763.240-1, both domiciled in this city, Avenida Andrés Bello N° 2,711, 16th floor, borough of Las Condes, Santiago, the appearing party of legal age, who evidences his identity with the referred identity card and states that, in the representation inferred, he acknowledges being notified of the pledge over equity interests as referred to in this deed, undertaking, in the case of being notified in an Event of Default, in the form provided in this numeral, to pay directly to the Lenders any dividends, cash, securities, instruments, options or other rights, profits and distributions that accrue with respect to the Equity Interests.

NINTH:    POWER OF ATTORNEY

9.1
In order to facilitate collection by the Agent if the notice indicated in Section 8.2 above has been sent, the Grantors, in particular consideration of their position as the only partners in the Company, hereby grant the Agent an irrevocable power of attorney in accordance with Article 241 of the Commercial Code to the Agent, waiving the latter of the obligation of rendering account of its actions, in order for the Agent to collect, in the name and on behalf thereof, all sums they are entitled to receive because of the Equity Interests and, in general, to exercise the rights available to the Grantors as partners in the Company, provided their acts do not imply disposing of, appropriating or liquidating the pledged assets in a manner other than as established in Decree Law 776 of December 19, 1925. The sums received by the Agent from the Company on behalf of the Grantors shall be applied by the Agent immediately, without any formality, toward payment of the Obligations secured by this Pledge. The Agent may, on behalf of the Lenders, decide on the distribution of profits and ask the Company to make any payments or distributions directly in its name, which the Company must do, including if for such purpose it is necessary to replace a payment document originally issued in the name or to the order of any of the Grantors with an equivalent issued in the name of the Agent. Furthermore, notwithstanding the foregoing, the Agent will be authorized to withdraw checks in payment and any other document extended to that end by the Company to the order or name of each of the Grantors and in this latter case, it may endorse such checks and any other document in ownership or in collection commission and disposal thereof, cash them and exercise any and all of the other rights inherent to the account holder in order to effectively receive the amount of such checks and any other document. The Agent, on behalf of the Lenders, may also issue the receipts requested for the amounts collected and received thereby and it may sign the public or private documents required by the Company in relation to the foregoing.

9.2
A written notice by the Agent to the Company shall suffice to exercise the power of attorney established in Section 9.1 and as of the date of delivery of such notice, the Company shall pay the corresponding amounts directly to the Agent. In order to comply with this commission, the attorney-in-fact shall be empowered to submit and sign all documents that are necessary to this end, without any conventional limitation, and to collect all payments made. This power of attorney also includes the power of the Agent to represent the Grantors judicially and extrajudicially in order to collect any sums arising from the pledged Equity Interests and/or any dispute relative to performance, existence and/or validity thereof, using the powers indicated in both subparagraphs of Article Seventh of the Code of Civil Procedure, particularly the power to discontinue an action filed in the first instance, accept the counterclaim, reply to interrogatories, waive legal remedies or terms, settle, submit to arbitration, grant arbitrators their powers of conciliators, approve compositions and receive. The Agent accepts such power of attorney and the Grantor expressly represents that it accepts and assumes that because of the nature of this commission, the Agent shall have no liability of any type if all or part thereof cannot be completed by the attorney-in fact for any cause or reason, and it hereby releases the Agent from any such liability. It is further stipulated that any default by the Grantor on the obligations assumed herein at any time whatsoever shall entitle the Agent to waive, ipso facto and immediately, all or part of the instructions given, as the Agent deems pertinent, without any type of liability, which the Grantor hereby accepts, notwithstanding giving written notice to the Grantor about the resignation.

9.3
The Agent shall never be under any obligation to collect, attempt to collect, protect or enforce the Equity Interests or any security therefor, which the Grantors agree and undertake to do at the Grantor's expense, but the Agent may do so in its discretion at any time after the occurrence of an Event of Default. The Grantors shall adopt any measure that they deem convenient by judicial process or otherwise to protect or to enforce the Equity Interests or any right related to them. All expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred or paid by the Agent in connection with or incident such measure to protect the Equity Interests or any or any right related to them shall be borne by the Grantors or reimbursed by the Grantors to the Agent upon demand.

9.4
In the event the Agent, after having lapsed a period of five (5) days as from notification to the Grantors, during which they should have made the payment, shall pay any taxes, assessments, interests, costs, penalties or expenses incident to or in connection with the collection, the protection or the exercise of the Equity Interests or any right related thereto. The Grantors shall pay the Agent (for its own benefit and for the benefit of the Lenders) the full amount thereof with interest at a rate per annum equivalent to the "Default Rate" as defined in the Loan Agreement, for the number of days that have lapsed as from the date that the expense was incurred by the Agent until the date of effective payment, calculated on a 360-day year. So long as the Agent shall be entitled to any such payment, The Pledge constituted in accordance with this Agreement shall also operate as a guarantee with respect to such payment, in the same way that it guarantees the payment of the Obligations, and the Agent shall have the totality of the rights provided hereunder for purposes of collection and fulfillment of the Obligations.

9.5
The Grantors undertake to provide the Agent with all documentation and/or calculations necessary to proceed with timely collection of the sums to which they are entitled because of the credits in any event in which the Agent proceeds with collection as stipulated above.

9.6
The Agent is hereby empowered to notify the corresponding person through a notary of the pledges and power of attorney established herein.

TENTH:    CONTINUED OWNERSHIP

        Each of the Grantors shall take the judicial and extrajudicial actions that are necessary, at their exclusive expense, to maintain ownership and free disposition of the Equity Interests and to defend them against third-party actions.

ELEVENTH:    SUFFICIENT TITLE

        Each of the Grantors recognizes the Obligations that are described in the first clause of this deed and represents that it shall recognize this deed as sufficient title for collection thereof in any collection action regarding the Obligation taken after an Event of Default. It is stipulated that any Obligations for which payment is agreed in a foreign currency shall be deemed extinguished only up to the amount that the pledgee has received in such freely convertible and available currency or if the payment is made in another currency, only up to the amount with which the foreign currency in which payment should have been made can be acquired with such currency, in the terms set down in the Loan Agreement.

TWELFTH:    PROCESS AGENT

        Each of the Grantors grants a special, irrevocable power of attorney to Mr. Sergio Orrego Flory, Chilean married, attorney, national identification card number 7.051.727-2 and Ms. María Elena Dörr Bulnes, Chilean, single, attorney, national identification card number 8.459.196-3, in order for any one thereof, acting indistinctly and separately, to receive on their behalf judicial and/or extrajudicial notifications and requests in any action, procedure or lawsuit relating to the contract set down in this deed and the guaranteed Obligations, regardless of the procedure applicable or the court or authority entrusted with the hearing thereof. Therefore, upon notification or request to the attorney-in-fact, the Grantor shall be deemed validly served in such action, procedure or lawsuit. In exercising this irrevocable power of attorney, the attorneys-in-fact shall be amply empowered to represent each of the Grantors judicially, which includes receiving any type of notification, answering claims and acting with the judicial powers contained in both subparagraphs of Article Seventh of the Code of Civil Procedure, which are deemed expressly set out. Each of the Grantors expressly represents that the power of attorney set down in this clause is irrevocable in the terms of Article 241 of the Commercial Code because the execution thereof is of interest to the Lenders. Present in this act are Mr. Sergio Orrego Flory and Ms. María Elena Dörr Bulnes, both domiciled, for these purposes, in this city at Avenida Andrés Bello N° 2,711, 16th floor, borough of Las Condes, who are of legal age, evidence their identity by the aforesaid identity cards and declare that they accept the power of attorney granted thereto in this section and promise not to resign it without written consent of the Agent.

THIRTEENTH:    NO LIMITATION

        The pledge and prohibition set down herein shall not be considered under any circumstances to be an amendment, substitution or limitation of the rights granted to the Lenders under the Loan Agreement. It is further expressly stipulated that the pledge and prohibition established herein are notwithstanding any other collateral and prohibition that have been granted by the Grantors and/or by third parties, whether real or personal, to secure the obligations identified in this deed.

FOURTEENTH:    FURTHER COMMITMENTS

        Each of the Grantors undertakes to make the representations and take all such actions in time and form at the expense thereof that the Agent may reasonably request or consider necessary to allow the Agent to perfect, preserve or protect this Pledge and prohibition or to exercise any of the rights conferred upon the Agent or the Lenders under this Agreement or the law. To such end, each Grantor undertakes to execute all such instruments, documents and contracts, obtain all consents, approvals and other authorizations necessary to create the pledge and prohibition granted herein legally and validly, without committing a contractual or legal default, and it undertakes to give all notices and instructions that the Agent may consider necessary.

FIFTEENTH:    VOID PAYMENTS

        If a judicial action is filed for the declaration that any sum paid to any of the Lenders under the Loan Agreement be cancelled or otherwise voided in a proceeding of any type, including for example bankruptcy, winding up or receivership procedure of the person who made such payment, then such payment shall not be considered to have been made irrevocably for purposes of this pledge and prohibition.

SIXTEENTH:    DOMICILE

        For all legal purposes derived from this deed, each of the Grantors elects its domicile as Santiago and submits to the jurisdiction of the ordinary courts of justice sitting and with venue in the borough of Santiago, Chile. This pledge is governed by the laws and other regulations and other provisions in effect in the Republic of Chile.

SEVENTEENTH:    EXPENSES; SUPPLEMENTAL DEEDS

        The expenses, taxes, notarial and registration fees relating to the execution or registration of this deed as well as those resulting from supplemental public deeds that might have to be executed in order to clarify, rectify or amend this deed and all those corresponding to the enforcement of this Pledge, the release of this Pledge and prohibition at the pertinent time, will be paid by the Grantors and each thereof grants a special and irrevocable power of attorney to Mr. Sergio Orrego Flory and Ms. María Elena Dörr Bulnes in order for any one thereof, acting with a representative of the Agent on behalf thereof, to be able to draft any text necessary to correct this public deed and attain full registration of the pledge and prohibition, as relevant. In use of their attributions, the representatives may correct and rectify the contents of this deed, the identification of the parties and the Equity Interests or complete the data necessary for perfection of the agreements stipulated by the parties. Similarly, the representatives are empowered to execute those texts to public deed and register them in the respective registries together with this deed.

EIGHTEENTH:    SUCCESSORS AND ASSIGNS

        This pledge and prohibition shall benefit, and the rights granted may be exercised by, the Lenders or their successors or assigns or legal or conventional subrogates in the rights thereof. Such successors or assigns or legal or conventional subrogates shall have the same rights and benefits in respect of the Grantors that this deed grants to the Lenders and they shall be considered Lenders for all pertinent legal and contractual purposes.

NINETEENTH:    HEADINGS

        The headings and titles contained in this deed have been placed for convenience and reference only and do not amend or interpret the intention of the parties in any way nor affect any of the stipulations herein.

        AUTHORITIES.    The authority of Mr. Antonio José Cussen Mackenna to represent ROYAL GOLD, INC. is stated in the power of attorney dated March 31, 2010, granted in the city of Denver, Colorado, United States of America, formalized in the Notary of Santiago of Mr. Andrés Rubio Flores on 9 April 2010. The authority of Mr. Antonio José Cussen Mackenna to represent HIGH DESERT MINERAL RESOURCES, INC. is stated in the power of attorney dated March 31, 2010, granted in the city of Denver, Colorado, United States of America, formalized in the Notary of Santiago of Mr. Andrés Rubio Flores on 9 April 2010. The authority of José Francisco Sanchez Drouilly and Hugo Sebastián Prieto Rojas to represent HSBC BANK USA, NATIONAL ASSOCIATION is stated in the power of attorney granted in the State of New York, United States of America on April 8, 2010, which, duly legalized, was formalized in the Notary of Santiago of Mr. René Benavente Cash. The authority of Mr. Antonio José Cussen Mackenna to represent ROYAL CHILE LIMITADA is stated in the power of attorney dated March 31, 2010, granted in the city of Denver, Colorado, United States of America, formalized in the Notary of Santiago of Mr. Andrés Rubio Flores on 9 April 2010. The authorities are not inserted, at the request of the parties, as they are known to the parties and to the attesting Notary. In witness whereof, the parties sign after reading, together with the attesting Notary. I issued a copy. I attest.

/s/ Antonio José Cussen MacKenna ANTONIO JOSÉ CUSSEN MACKENNA for ROYAL GOLD, INC.
/s/ Antonio José Cussen MacKenna ANTONIO JOSÉ CUSSEN MACKENNA for HIGH DESERT MINERAL RESOURCES, INC.
/s/ Jose Francisco Sanchez Drouilly JOSE FRANCISCO SANCHEZ DROUILLY for HSBC BANK USA, NATIONAL ASSOCIATION
/s/ Hugo Sebastian Prieto Rojas HUGO SEBASTIAN PRIETO ROJAS for HSBC BANK USA, NATIONAL ASSOCIATION
/s/ Antonio José Cussen MacKenna ANTONIO JOSÉ CUSSEN MACKENNA for ROYAL GOLD CHILE LIMITADA
/s/ Sergio Orrego Flory SERGIO ORREGO FLORY
/s/ María Elena Dörr Bulnes MARÍA ELENA DÖRR BULNES

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  Exhibit 10.47
COMMERCIAL PLEDGE ON EQUITY INTERESTS IN ROYAL GOLD CHILE LIMITADA BY ROYAL GOLD, INC. ET AL. TO HSBC BANK USA, NATIONAL ASSOCIATION